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                                                              EXHIBIT 10(hh)

                              REGIS CORPORATION

                           SENIOR SERIES 7.72% NOTE

No. R-1
ORIGINAL PRINCIPAL AMOUNT: $2,000,000
ORIGINAL ISSUE DATE: December 19, 1997
INTEREST RATE: 7.72%
INTEREST PAYMENT DATES: the 19th day of each December and June
FINAL MATURITY DATE: December 31, 2004
PRINCIPAL PREPAYMENT DATES AND AMOUNTS: $400,000 due on December 31 in
                                        each of the following years:
                                        2000, 2001, 2002 and 2003

     FOR VALUE RECEIVED, the undersigned, Regis Corporation (herein called the "Company"), a corporation organized and existing under the laws of the State of Minnesota, hereby promises to pay to GOLDEN AMERICAN LIFE INSURANCE COMPANY, or registered assigns, the principal sum of TWO MILLION DOLLARS, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by applicable laws, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by Wachovia Bank of Georgia, N.A., from time to time in Atlanta, Georgia, as its Prime Rate, such Prime Rate to change for purposes of this Note when and as changes therein are made by such bank, provided that in no event shall such rate at any time be greater than the maximum rate permitted by applicable law.

     Payments of principal, Yield-Maintenance Amount, if any, and interest are to be made at the main office of Wachovia Bank of Georgia, N.A., or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

     This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Private Shelf Agreement, dated as of December 19, 1997 (herein called the "Agreement"), between the Company, on the one hand, and Life Insurance Company of


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Georgia and each ING Affiliate (as defined in the Agreement) which becomes a party thereto, on the other hand, and is entitled to the benefits thereof.

     This Note is subject to optional prepayment, in whole or from time to time in part, on the terms and conditions specified in the Agreement.

     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     The Company agrees to pay, and save the holder hereof harmless against any liability for the payment of, all costs and expenses, including reasonable attorneys' fees, arising in connection with the enforcement by such holder of any of its rights under this Note.

     Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

     This Note is intended to be performed in the State of Georgia and shall be construed and enforced in accordance with the internal law of such State. Time is of the essence of this Note.

     Except for any notice required by the Agreements, the Company expressly waives notice (including, without limitation, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of nonpayment, and notice of protest), demand, presentment for payment, protest, bringing of suit, and diligence in taking any action to collect amounts owing hereunder or in proceeding against any of the rights and properties securing payment hereof.

                                      REGIS CORPORATION

                                      By: /s/ Bert M. Gross
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                                      Title: Assistant Secretary
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